CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated September 14, 2000 and to all references to our firm included in or made a part of this Post-Effective Amendment No. 3 to Sparrow Funds' Registration Statement on Form N-1A (file no. 333-59877), including the references to our firm under the heading "Financial Highlights" in the Prospectus and heading "Accountants" in the Statement of Additional Information.

_____/s/_______________
McCurdy & Associates CPA's, Inc.
Westlake, Ohio
October 31, 2000